UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 18, 2007 (April 12, 2007)

THORIUM POWER, LTD.
(Exact name of small business issuer as specified in its charter)

Nevada	000-28535	91-1975651

(State or other jurisdiction of	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8300 Greensboro Drive, Suite 800, McLean, VA 22102 (Address of Principal Executive Offices) 800-685-8082 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangement of Officer.

On January 24, 2007, the Company appointed Erik Hällström as its Chief Operating Officer, effective February 1, 2007. Pursuant to the terms of an Employment Agreement the Company entered into with Mr. Hällström (the “Employment Agreement”), dated February 1, 2007, the Company agreed to pay Mr. Hällström an annual salary of $200,000, as consideration for performance of his duties as Chief Operating Officer. In addition, the Company agreed (i) to issue to Mr. Hällström 1,000,000 shares (the “Shares”) of common stock of the Company and (ii) pursuant to the Company’s 2006 Stock Plan, to grant to Mr. Hällström a ten-year incentive option (the “Options”) for the purchase of 1,000,000 shares of the common stock of the Company. This brief description of the terms of the Hällström Employment Agreement is qualified by reference to the provisions of such Agreement, which is attached to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2007, as Exhibit 10.1 and incorporated by reference herein.

On April 12, 2007, the Company officially granted to Mr. Hällström the Shares and the Options pursuant to the terms and conditions of the Employment Agreement.

In accordance with the terms and conditions of a restricted stock grant agreement between the Company and Mr. Hällström, dated April 12, 2007 (the “Stock Agreement”), the Shares are restricted and the certificate evidencing them will bear a restricted legend and stop transfer order will be placed against them. The Shares vest in equal monthly installments over a three year term with accelerated vesting upon a Change of Control, termination of Mr. Hällström by the Company Without Cause or the cessation of Mr. Hällström’s employment with the Company for Good Reason (all as defined in the Employment Agreement). No portion of the Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Mr. Hällström until such portion of the Shares becomes vested.

In accordance with the terms and conditions of a stock option agreement between the Company and Mr. Hällström, dated April 12, 2007 (the “Option Agreement”), the Options vest monthly over a four-year period following the six month anniversary of the Employment Agreement, with accelerated vesting upon a Change of Control, termination of Mr. Hällström’s employment by the Company Without Cause, or the cessation of Mr. Hällström’s employment with the Company for Good Reason (all as defined in the Employment Agreement).

This brief description of the terms of the Stock Agreement and the Option Agreement is qualified by reference to the provisions of such Agreements, which are attached to this report as Exhibits 10.1and 10.2, respectively, and incorporated by reference herein.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description

10.1	Restricted Stock Grant Agreement, dated April 12, 2007, between Erik Hällström and Thorium Power, Ltd.
10.2	Stock Option Agreement, dated April 12, 2007, between Erik Hällström and Thorium Power, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, in the City of Reno, Nevada on April 18, 2007.

THORIUM POWER, LTD.

By:	/s/ Seth Grae

Seth Grae President and Chief Executive Officer

EXHIBIT INDEX

10.1	Restricted Stock Grant Agreement, dated April 12, 2007, between Erik Hällström and Thorium Power, Ltd.

10.2	Stock Option Agreement, dated April 12, 2007, between Erik Hällström and Thorium Power, Ltd.